Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-126566, 033-65187, 033-65181, 333-84346 and 033-65185) pertaining to The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees for our report dated June 4, 2026 with respect to the financial statements and schedule of The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2025.

/s/ Bober, Markey, Fedorovich & Company
Akron, Ohio

June 4, 2026